EXHIBIT 10.29

                            THIRD AMENDMENT TO LEASE

           This Third Amendment to Lease ("Amendment"), dated as of this 19th day of March, 1997, by and between SIDLEY & AUSTIN, a general partnership ("Landlord"), and FRANKLIN NATIONAL BANK, a national banking association, formerly NATIONAL ENTERPRISE BANK and ENTERPRISE BANK, NATIONAL ASSOCIATION ("Tenant").

                              W I T N E S S E T H:

           WHEREAS, Landlord and Tenant entered into that certain Lease dated September 27, 1982, as amended by that certain First Amendment to Lease dated December 27, 1984, and that certain Second Amendment to Lease dated September 15, 1992 (collectively, the "Lease"), whereby Landlord leased certain premises to Tenant as described therein upon certain terms and conditions described therein; and

           WHEREAS, Tenant wishes to lease additional space from Landlord and Landlord wishes to lease such space to Tenant;

           NOW, THEREFORE, for and in consideration of the foregoing premises and other good valuable consideration, the parties agree to amend the Lease as follows:

           1. Defined Terms. All capitalized terms, unless defined herein, shall have the meaning and definition as set forth in the Lease.

           2. Premises. The term "Premises" as used herein and in the Lease shall mean and refer to that rentable area as outlined in red on Exhibits A and A-1 of the Lease and that additional approximately 1880 square feet of rentable area as outlined in red on Exhibit A-3 hereto. The area outlined on Exhibit A-3 hereto shall be sometimes hereinafter referred to as the "Second Expansion Space". The Second Expansion Space does not include the contiguous mechanical room or the room behind the mechanical room (which contains parking elevator shafts). Exhibit A-3 shall be deemed to be attached to the Lease.

           3. Term. The term of the lease of the Second Expansion Space (the "Second Expansion Space Term") shall commence on the day following the date of execution of this Third Amendment to Lease by both parties (the "Second Expansion Space Commencement Date"). Base annual rental for the period from the Second Expansion Space Commencement Date to and including March 31, 1997, shall be charged at the rate of $148.27 per day and shall be paid by Tenant upon execution of this Third Amendment to Lease. The Second Expansion Space Term shall be coterminous with the term of the Lease, terminating on December 31, 2001. The "Term" as defined in the Lease shall mean and refer to the Term of the Lease as amended therein and the Second Expansion Space Term.

           4. Base Rent. Tenant, in consideration for this Third Amendment to Lease and the leasing of the Second Expansion Space, in addition to all other rents paid under the Lease, agrees to pay to Landlord a base annual rental [escalated at the rate of three percent (3.0%) per year, which escalation is included in the amounts indicated below] for the Second Expansion Space ("Second Expansion Space Base Rent") for that part of the Second Expansion Space Term from April 1, 1997 through February 28, 1998 of Forty Nine Thousand Eight Hundred Twenty Dollars ($49,820.00) annually, payable in equal monthly installments of Four Thousand One Hundred Fifty-One and 67/100 Dollars ($4,151.67) each; and, for that part of the Term from April 1, 1998 through December 31, 1998, the sum of Fifty One Thousand Three Hundred Fourteen and 60/100 Dollars ($51,314.60) on an annual basis, payable in equal monthly installments of Four Thousand Two Hundred Seventy-Six and 22/100 Dollars ($4,276.22) each; and, for that part of the Term from January 1, 1999 through December 31, 1999, the sum of Fifty Two Thousand Eight Hundred Fifty-Four and 04/100 Dollars ($52,854.04) annually, payable in equal monthly installments of Four Thousand Four Hundred Four and 50/100 Dollars ($4,404.50) each; and, for that part of the Term from January 1, 2000 until December 31, 2000, the sum of Fifty-Four Thousand Four Hundred Thirty-Nine and 66/100 Dollars ($54,439.66) annually, payable in equal monthly installments of Four Thousand Five Hundred Thirty-Six 64/100 Dollars ($4,536.64) each; and, for that part of the Term from January 1, 2001 until December 31, 2001, the sum of Fifty-Six Thousand Seventy-Two and 85/100 Dollars ($56,072.85) annually, payable in equal monthly installments of Four Thousand Six Hundred Seventy-Two and 74/100 Dollars ($4,672.74); all such payments payable in advance and without demand, on the first day of each calendar month during the Term. The term Base Rent in the Lease shall mean and refer to the Base Rent defined therein and the Second Expansion Space Base Rent as set forth in this paragraph, except that any rent escalation provided in Paragraph 3.02 of the Lease shall not apply to the Second Expansion Space Base Rent.

           5. Operating Expenses Reimbursement. Effective upon the Second Expansion Space Commencement Date and as long as Tenant leases the Second Expansion Space, the Tenant Percentage as defined in Paragraph 3.03 of the Lease shall be increased by adding thereto the amount of 1.02%, which includes Tenant's proportional share of expenses for the Second Expansion Space. All other terms and provisions of Paragraph 3.03 of the Lease shall remain in full force and effect.

           6. Construction. Landlord shall pay for all costs incurred in painting the common area restrooms on the lower retail level and painting the walls in the common area in the back hallway when such restrooms are located. Tenant acknowledges that the Second Expansion Space is unimproved, and Tenant agrees to lease the Second Expansion Space on an "as is" basis and to make all necessary improvements. Tenant agrees to pay for all other costs incurred in connection with preparing the Second Expansion Space for occupancy. All such construction work shall be done in accordance with Section 9.04 of the Lease.

           7. Parking. Landlord hereby agrees to allocate two (2) parking spaces to Tenant, provided that Tenant or its customers or employees shall pay the monthly contract parking rate established from time-to-time for each such permit. All other provisions as set forth in Paragraph 17.15 of the Lease shall apply to the parking privileges herein granted.

           8. Full Force and Effect. All other terms and provisions of the Lease as hereby amended are hereby ratified and confirmed, and shall remain in full force and effect. All references to the Lease herein and in the Lease shall mean and refer to the Lease as hereby amended.

           IN WITNESS WHEREOF, Landlord and Tenant have set their hands the day and year first above written.

                                               LANDLORD:

                                               SIDLEY & AUSTIN

                                               By:
                                                  ------------------------------
                                                                       A Partner

                                               TENANT:

                                               FRANKLIN NATIONAL BANK

                                               By:
                                                  ------------------------------
                                                     Its               President
                                                        ---------------

ATTEST:
       --------------------------
  Its:
      ---------------------------


                                       78